Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 126 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Equity-Income Fund of our report dated March 16, 2009; Fidelity Large Cap Growth Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Growth Fund, and Fidelity Mid Cap Value Fund of our report dated March 25, 2009 and Fidelity Telecom & Utilities Fund (formerly known as Fidelity Utilities Fund) of our report dated March 12, 2009 on the financial statements and financial highlights included in the January 31, 2009 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2009